UNITED STATES
                     	SECURITIES AND EXCHANGE COMMISSION

                               	Washington, DC 20549

                                    	FORM 8-K

                                 	CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) June 29, 1998

                               	WORK RECOVERY, INC.
             	(Exact Name of Registrant as Specified in its Charter)

                                   	Delaware
                 	(State or Other Jurisdiction of Incorporation)

       0-18695		                                        				86-0848910
(Commission File Number)	                           			  	(IRS Employer
                                                        Identification No.)

1121 East Missouri Avenue, Suite 100, Phoenix, Arizona	         85014
      (Address of Principal Executive Offices)	              	(Zip Code)

                                	(602) 274-6707
              	(Registrant's Telephone Number, Including Area Code)

                                 	Not Applicable
         	(Former Name or Former Address, if Changes Since Last Report)

ITEM 5  	OTHER EVENTS

ITEMS DEEMED OF IMPORTANCE TO SHAREHOLDERS

Subsequent to emerging from bankruptcy, Work Recovery, Inc. ("the Company") has received a total of $2,000,000 from a $2,000,000 line of credit from Allsup Inc. and Quest Trading, Inc. (collectively, "the Lenders"). The loan is secured by a security interest in all of the Company's personal property, including its intellectual property. The Lenders previously extended the loan maturity date from December 31, 1997 to April 16, 1998 and then to May 15, 1998. However, the Company has subsequently received a notice of default from the lenders and is currently attempting to negotiate an additional extension of the loan maturity date. There can be no assurance such extension will be granted. If the Company is unable to obtain an extension of the loan maturity date, the Lenders may enforce their right to foreclose on their security interest.

In addition, the Company is continuing in its attempts to obtain additional investment capital. However, such efforts may not be successful considering the tenuous financial condition of the Company.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORK RECOVERY, INC.
(Registrant)


By  /s/ VERNON S. SCHWEIGERT
Vernon S. Schweigert
President and Chief Operating Officer
Date June 29, 1998